[State of Texas Seal]


                               The State of Texas

                               Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                          DEFINITION TECHNOLOGIES, INC.
                             CHARTER NUMBER 01439951



          THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS,

 HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE

 ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE

FOUND TO CONFORM TO LAW.

          ACCORDING THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE

 OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS

CERTIFICATE OF INCORPORATION.

          ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE

 THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF

 ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW,

 THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.





DATED APR. 2, 1997

EFFECTIVE APR. 2, 1997





                                       /s/ Antonio O. Garza
                                       -----------------------------------
                                       Antonio O. Garza, Jr., Secretary of State

                                                                 FILED
                                                          In the Office of the
                                                     Secretary of State of Texas
                                                              APR 02 1997
                                                          Corporations Section

                   ----------------------------------------
                            Articles of Incorporation
                                       of
                         Definition Technologies, Inc.
                    ----------------------------------------


     The undersigned natural person of the age of eighteen years or more acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following articles of Incorporation for the corporation.

                                  Article One

     The name of the corporation is Definition Technologies, Inc.

                                   Article Two

     The period of its duration is perpetual.

                                  Article Three

     The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  Article Four

     The aggregate number of shares that the corporation shall have authority to issue is 100,000 shares of Common stock, par value $.01 per share.

     Cumulative voting by the shareholders of the corporation is expressly prohibited. The shareholders entitled to vote for Directors in such election shall be entitled to cast one vote per directorship for each share held, and no more. The Shareholders shall have no preemptive rights to acquire unissued or treasury shares of the corporation.

                                  Article Five

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000 consisting of money, labor done or property actually received.

            ARTICLES OF INCORPORATION of DEFINITION, TECHNOLOGIES, INC. - PAGE 1

                                  Article Six

     The street address of its initial registered office is 1400 Turtle Creek Drive, Dallas, Texas 75207, and the name of the initial registered agent at that address is Gerald L. Beeson.

                                 Article Seven

     The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

     Gerald L. Beeson         1400 Turtle Creek Drive
                              Dallas, Texas 75207

     David L. Holt            1400 Turtle Creek Drive
                              Dallas, Texas 75207

     David W. Dean            1400 Turtle Creek Drive
                              Dallas, Texas 75207

                                 Article Eight


     The name and address of the incorporator is:

     Eric Newlan              5525 North MacArthur Boulevard
                              Suite 670
                              Irving, Texas 75038

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on the 1st day of April, 1997.



                                   /s/ Eric Newlan
                                   -----------------------------------------
                                   Eric Newlan

            ARTICLES OF INCORPORATION of DEFINITION, TECHNOLOGIES, INC. - PAGE 2